UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2022 (September 16, 2022)

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CLSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On September 19, 2022, Celsion Corporation (the “Company”) filed with the Secretary of State of the State of Delaware an amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to change the legal name of the Company from Celsion Corporation to Imunon, Inc. The Certificate of Amendment was effective as of September 19, 2022. The Company’s board of directors also has adopted amended and restated By-Laws of the Company (“Amended By-Laws”) reflecting the name change, effective on September 19, 2022. In addition, on September 16, 2022, the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination of Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock (the “Certificate of Elimination”) to declassify those series of preferred stock as all shares of those classes had previously been repurchased. Other than the name change and the declassification of preferred stock, there were no changes to the Company’s certificate of incorporation or by-laws. Copies of the Certificate of Amendment and the Certificate of Elimination, as filed with the Secretary of State of the State of Delaware, and the Amended By-Laws are attached hereto as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, and incorporated herein by reference.

Effective September 21, 2022, the Company’s common stock will trade under the ticker symbol “IMNN”. Outstanding stock certificates for shares of the Company continue to be valid and need not be exchanged.

In connection with the name change, the Company launched a new corporate website: www.imunon.com. The Company’s investor relations information, including press releases and links to the Company’s SEC filings, will now be found on this website. The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the Company’s corporate governance documents, including the charters of the committees of the Company’s board of directors, Corporate Governance Guidelines and Code of Ethics and Business Conduct, are available on this website. Any amendment to or waivers of the Code of Conduct will be disclosed on this website.

On September 19, 2022, the Company issued a press release announcing the name change. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statement and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment, as filed with the Secretary of State of the State of Delaware, effective on September 19, 2022.

3.2	Certificate of Elimination of Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock, as filed with the Secretary of State of the State of Delaware, effective on September 16, 2022.

3.3	Amended and Restated By-laws, effective on September 19, 2022.

99.1	Press release, dated September 19, 2022.

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: September 19, 2022	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President, Chief Financial Officer and Corporate Secretary